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                                  EXHIBIT 99.A

      DIRECTORS AND EXECUTIVE OFFICERS OF CITIGROUP FINANCIAL PRODUCTS INC.

Set forth below are the names and titles of the Directors and Executive Officers of Citigroup Financial Products Inc.


NAME                             TITLE (AND CITIZENSHIP, IF NOT UNITED STATES)
----                             ---------------------------------------------
Robert Druskin                   Director and Executive Officer
John C. Morris                   Director and Executive Officer
Thomas G. Maheras                Executive Officer
Edward G. Watson                 Executive Officer
Frank Bisignano                  Executive Officer
Tom Matthews                     Executive Officer
William T. Bozarth               Executive Officer
Cliff Verron                     Executive Officer
Scott Freidenrich                Executive Officer
Edward F. Greene                 Executive Officer

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               DIRECTORS AND EXECUTIVE OFFICERS OF CITIGROUP INC.

Set forth below are the names and titles of the Directors and Executive Officers of Citigroup Inc.

NAME                             TITLE (AND CITIZENSHIP, IF NOT UNITED STATES)
----                             ---------------------------------------------
C. Michael Armstrong             Director
Alain J. P. Belda                Director (Brazil)
George David                     Director
Kenneth T. Derr                  Director
John M. Deutsch                  Director
The Honorable Gerald R. Ford     Honorary Director
Roberto Hernandez Ramirez        Director (Mexico)
Ann Dibble Jordan                Director
Dudley C. Mecum                  Director
Anne M. Mulcahy                  Director
Richard D. Parsons               Director
Andrall E. Pearson               Director
Charles Prince                   Director and Executive Officer
Dr. Judith Rodin                 Director
Robert E. Rubin                  Director and Executive Officer
Franklin A. Thomas               Director
Sanford I. Weill                 Director and Executive Officer
Robert B. Willumstad             Director and Executive Officer
Winfried F. W. Bischoff          Executive Officer (United Kingdom and Germany)
David C. Bushnell                Executive Officer
Michael A. Carpenter             Executive Officer
Robert Druskin                   Executive Officer
Stanley Fischer                  Executive Officer
William P. Hannon                Executive Officer
Michael S. Helfer                Executive Officer
Sallie L. Krawcheck              Executive Officer
Marjorie Magner                  Executive Officer
William R. Rhodes                Executive Officer
Todd S. Thomson                  Executive Officer